UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2021

LANDCADIA HOLDINGS III, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39609	85-2096734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 West Loop South, Houston, Texas 77027

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 850-1010

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	LCYAU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	LCY	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	LCYAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 13, 2021, Landcadia Holdings III, Inc., a Delaware corporation (the “Company”), held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, a total of 51,513,752 (or 82.42%) of the Company’s issued and outstanding shares of common stock held of record as of June 16, 2021, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. The Company’s stockholders voted on the following proposals at the Special Meeting, each of which was approved. The final vote tabulation for each proposal is set forth below.

1.	To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 24, 2021 (as the same may be amended from time to time, the “Merger Agreement”), by and among Landcadia, Helios Sun Merger Sub, Inc., a wholly-owned subsidiary of the Company and a Delaware limited liability company (“Merger Sub”), HMAN Group Holdings Inc., a Delaware corporation (“Hillman Holdco”), and CCMP Sellers’ Representative, LLC, solely in its capacity as representative of the stockholders of Hillman Holdco, pursuant to which Merger Sub will merge with and into Hillman Holdco, with Hillman Holdco surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). The combined company following the closing is referred to as Hillman Solutions Corp. (the “Post-Combination Company”) (such proposal the “Business Combination Proposal”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,503,549	2,573	7,630	0

2.	To consider and vote upon a proposal to approve and adopt, assuming the other condition precedent proposals are approved and adopted, the third amended and restated certificate of incorporation of the Company (the “Proposed Charter”), which, if approved, would take effect upon the closing of the business combination (the “Closing”) (such proposal the “Charter Proposal”): :

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,567,741	7,937,381	8,630	0

To consider and vote upon separate proposals to approve, on a non-binding advisory basis, the following certain differences between the Proposed Charter and the Current Charter, which are being presented separately, in accordance with the requirements of the U.S. Securities and Exchange Commission (“SEC”), as seven sub-proposals (such proposals, collectively, the “Advisory Charter Proposals”):

3.	To provide that amendments to the proposed charter will require the affirmative vote of the holders of at least 66% in voting power of the outstanding common stock of the combined company to amend certain provisions of the Proposed Charter as follows: Article FIFTH, which addresses amending or addressing the number, election, terms and removal of the classified board structure and any directors thereof; Article SIXTH, which addresses requirements relating to the amendment of our Bylaws; Article SEVENTH, Section 7.1, which addresses the requirement that special meetings be called only by the New Hillman Board; Article SEVENTH, Section 7.3, which addresses the requirement that stockholders take action at a meeting rather than by written consent; Article EIGHTH, which addresses the limitation on personal liability for a director’s breach of fiduciary duty and ability to indemnify, and advance expenses to, any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Company or any predecessor of the combined company or is or was serving at the request of the combined company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; Article NINTH, which addresses the specification that certain transactions are not “corporate opportunities”; Article TENTH, which addresses the election not to be governed by DGCL Section 203 and inclusion of a provision substantially similar to DGCL 203; and Article ELEVENTH, which addresses requirements to amend, alter, change or repeal certain provisions of the Proposed Charter (such proposal the “Advisory Charter Proposal A”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,544,960	16,960,077	8,715	0

4.	To provide for the approval by the affirmative vote of the holders of at least 66% in voting power of the then outstanding shares of common stock of New Hillman for stockholders to adopt, amend, alter or repeal the bylaws of New Hillman (such proposal the “Advisory Charter Proposal B”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,547,330	16,958,667	7,755	0

5.	To provide for the approval by the affirmative vote of the holders of at least 66% in voting power of the then outstanding shares of common stock of New Hillman to remove a director from office (such proposal the “Advisory Charter Proposal C”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,649,871	13,856,126	7,755	0

6.	To provide that Section 203 of the Delaware General Corporation Law, which governs business combinations between the Company and certain interested stockholders, does not apply to the Company and, instead, include a provision in the Proposed Charter that is substantially similar to Section 203 of the DGCL, but excludes from the definition of “interested stockholder” (A) the investment funds affiliated with CCMP Capital Advisors, LP and their respective successors, Transferees and Affiliates (each as defined in the Proposed Charter) (the “Sponsor Holders”) because such stockholders currently hold voting power of Hillman Holdco in excess of, and immediately following the Business Combination these parties will hold voting power of the combined company in excess of, the 15% threshold under Section 203, and (B) any person whose ownership of shares in excess of the 15% threshold is the result of any action taken solely by the combined company. Upon consummation of the Business Combination, the Sponsor Holders will become “interested stockholders” within the meaning of Section 203 of the DGCL, but will not be subject to the restrictions on business combinations set forth in Section 203, as our Board approved the Business Combination in which such stockholders became interested stockholders prior to such time they became interested stockholders (such proposal the “Advisory Charter Proposal D”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,982,564	8,522,624	8,564	0

7.	To increase the total number of authorized shares of common stock to 500,000,000 and 1,000,000 shares of preferred stock. As part of the transactions contemplated by the Merger Agreement and in accordance with the Current Charter, all Landcadia Class B common stock will be automatically converted on a one-for-one basis into shares of Landcadia Class A common stock, and all shares of Landcadia Class A common stock will be renamed as “common stock” for all purposes under the Proposed Charter (such proposal the “Advisory Charter Proposal E”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,399,410	105,377	8,965	0

8.	To provide that New Hillman will renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunities that are from time to time available to CCMP Capital Advisors, LP, the investment funds affiliated with CCMP Capital Advisors, LP or their respective successors, Transferees, and Affiliates (each as defined in the Proposed Charter) (other than New Hillman and its subsidiaries) or any of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any who serve as officers or directors of New Hillman (such proposal the “Advisory Charter Proposal F”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,983,358	8,519,424	10,970	0

9.	Advisory Charter Proposal G — To prohibit stockholder action by written consent by specifying that any action required or permitted to be taken by stockholders must be effected by a duly called annual or special meeting and may not be effected by written consent (such proposal the “Advisory Charter Proposal G”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,609,332	13,887,160	17,260	0

10.	To consider and vote upon a proposal to approve, assuming the business combination proposal and the charter amendment proposal are approved and adopted, for the purposes of complying with applicable Nasdaq listing rules, the issuance of (x) shares of New Hillman common stock pursuant to the terms of the Merger Agreement, and (y) shares of Landcadia Class A common stock to certain institutional investors including JFG Sponsor (collectively, the “PIPE Investors”) in connection with the Private Placement (such proposal the “Stock Issuance Proposal”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,498,399	5,520	9,833	0

11.	To consider and vote upon a proposal to approve, assuming the other condition precedent proposals are approved and adopted, the Hillman Solutions Corp. 2021 Equity Incentive Plan (such proposal the “Incentive Plan Proposal”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,716,797	1,746,976	49,979	0

12.	To consider and vote upon a proposal to approve, assuming the condition precedent proposals are approved and adopted, the Hillman Solutions Corp. 2021 Employee Stock Purchase Plan (the “ESPP”) (the “ESPP Proposal”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,453,316	11,463	48,973	0

13.	To consider and vote upon a proposal to elect, assuming the other condition precedent proposals are approved and adopted, ten directors, comprising three directors to serve as Class I directors, three directors to serve as Class II directors and four directors to serve as Class III directors, in each case to serve on New Hillman’s board of directors for a term expiring at the annual meeting of stockholders to be held in, respectively, 2022 in the case of Class I directors, 2023 in the case of Class II directors and 2024 in the case of Class III directors, or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal (the “Director Election Proposal”):

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Douglas Cahill (Class I)	50,191,614	1,322,138	0
Joseph Scharfenberger (Class I)	50,985,526	528,226	0
Richard Zannino (Class I)	50,951,660	562,092	0
Aaron Jagdfeld (Class II)	51,409,655	104,097	0
David Owens (Class II)	51,411,656	102,096	0
Philip Woodlief (Class II)	51,409,125	104,627	0
Diana Dowling (Class III)	51,410,017	103,735	0
John Swygert (Class III)	51,409,812	103,940	0
Daniel O’Leary (Class III)	51,411,312	102,440	0
Teresa Gendron (Class III)	50,191,308	1,322,444	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDCADIA HOLDINGS III, INC.

	By:	/s/ Tilman J. Fertitta
Name: Tilman J. Fertitta
Title: Chief Executive Officer

Dated: July 13, 2021